Exhibit 5.2

Writer’s Direct Dial: (212) 225-2730

July 27, 2005

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Colonia Huasteca

México, D.F. 11311

México

Re:	Pemex Project Funding Master Trust
Petróleos Mexicanos
Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as your special United States counsel in connection with the above-referenced Registration Statement on Form F-4 (the “Registration Statement”) filed on the date hereof by Pemex Project Funding Master Trust (the “Issuer”), Petróleos Mexicanos (the “Guarantor”), Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), in connection with the proposed offers to exchange (the “Exchange Offers”) up to U.S. $158,353,000 aggregate principal amount of 9.00% Guaranteed Notes due 2007 (the “9.00% New Notes”), U.S. $399,619,000 aggregate principal amount of 8.85% Guaranteed Notes due 2007 (the “8.85% New Notes”), U.S. $439,011,000 aggregate principal amount of 9 3/8% Guaranteed Notes due 2008 (the “9 3/8% New Notes”), U.S. $324,220,000 aggregate principal amount of 9¼% Guaranteed Bonds due 2018 (the “9¼% New Bonds”), U.S. $228,735,000 aggregate principal

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amount of 8.625% Guaranteed Bonds due 2023 (the “8.625% New Bonds”), U.S. $354,477,000 aggregate principal amount of 9.50% Guaranteed Bonds due 2027 (the “9.50% New Bonds”), U.S. $403,746,000 aggregate principal amount of 9.50% Guaranteed Puttable or Mandatorily Exchangeable Securities (“POMESSM”) due 2027 (the “9.50% New POMESSM”), U.S. $1,000,000,000 aggregate principal amount of 5.75% Guaranteed Notes due 2015 (the “5.75% New Notes”) and U.S. $500,000,000 aggregate principal amount of 6.625% Guaranteed Bonds due 2035 (the “6.625% New Bonds”) issued by the Issuer and registered under the Act for an equal principal amount of the Petróleos Mexicanos’outstanding 9.00% Guaranteed Notes due 2007 (the “9.00% Old Notes”), 8.85% Guaranteed Notes due 2007 (the “8.85% Old Notes”), 9 3/8% Guaranteed Notes due 2008 (the “9 3/8% Old Notes”), 9¼% Guaranteed Bonds due 2018 (the “9¼% Old Bonds”), 8.625% Guaranteed Bonds due 2023 (the “8.625% Old Bonds”), 9.50% Guaranteed Bonds due 2027 (the “9.50% Old Bonds”), 9.50% Guaranteed POMESSM due 2027 (the “9.50% Old POMESSM”), 5.75% Guaranteed Notes due 2015 (the “5.75% Old Notes”) and 6.625% Guaranteed Bonds due 2035 (the “6.625% Old Bonds”). The 9.00% New Notes, 8.85% New Notes, 9 3/8% New Notes, 9¼% New Bonds, 8.625% New Bonds, 9.50% New Bonds, the 9.50% New POMESSM, 5.75% New Notes and 6.625% New Bonds (together, the “New Securities”) will be issued pursuant to an Indenture dated as of December 30, 2004 (the “Indenture”) among the Issuer, the Guarantor and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). Pursuant to the Indenture, the Guarantor will unconditionally guarantee (such guaranties, the “Guaranties”) all of the Issuer’s obligations under the New Securities. Pursuant to a Guaranty Agreement dated July 29, 1996 (the “Subsidiary Guaranty Agreement”) among the Guarantor and Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (the “Subsidiary Guarantors”), and Certificates of Designation dated December 30, 2004, February 11, 2005, and June 8, 2005 issued by the Guarantor thereunder, all of the Guarantor’s payment obligations under its Guaranties of the New Securities will be unconditionally guaranteed, jointly and severally, by the Subsidiary Guarantors.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a) the Registration Statement;

(b) an executed copy of the Indenture; and

(c) the form of each series of the New Securities.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of such documents and records of the Issuer, the Guarantor and the Subsidiary Guarantors and such other instruments and other certificates of public officials, officers and representatives of the Issuer, the Guarantor, the Subsidiary Guarantors and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed, (ii) that each series of the New Securities

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will conform to the form thereof that we have reviewed and will be duly authenticated in accordance with the Indenture.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the 9.00% New Notes, the 8.85% New Notes, the 9 3/8% New Notes, the 9¼% New Bonds, the 8.625% New Bonds, the 9.50% New Bonds, 9.50% New POMESSM, 5.75% New Notes and 6.625% New Bonds in the forms filed as Exhibits 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10 and 4.11, respectively, to the Registration Statement, have been duly executed by the Issuer and the Guarantor and authenticated by the Trustee in accordance with the Indenture, and duly issued and delivered by the Issuer and the Guarantor in exchange for an equal principal amount of 9.00% Old Notes, 8.85% Old Notes, 9 3/8% Old Notes, 9¼% Old Bonds, 8.625% Old Bonds, 9.50% Old Bonds, 9.50% Old POMESSM, 5.75% Old Notes or 6.625% Old Bonds respectively, (a) the New Securities will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Indenture, (b) the Guaranties of the Guarantor of the New Securities will constitute valid, binding and enforceable obligations of the Guarantor entitled to the benefits of the Indenture and (c) the payment obligations of the Subsidiary Guarantors pursuant to the Subsidiary Guaranty Agreement with respect to the Guarantor’s payment obligations under its Guaranties of the New Securities will constitute the valid, binding and unconditional obligations of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with the terms of the Subsidiary Guaranty Agreement.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Issuer, the Guarantor or any Subsidiary Guarantor, (a) we have assumed that the Issuer, the Guarantor or such Subsidiary Guarantor, as the case may be, and each other party to such agreement or obligation, has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Issuer, the Guarantor or any Subsidiary Guarantor regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to the Indenture and the New Securities), (b) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinion is subject to judicial application of foreign laws or foreign governmental actions affecting creditors’ rights. In addition, we note (i) that the enforceability in the United States of the waiver by the Guarantor of its immunities from court jurisdiction and from legal process, as set forth in the Indenture and the New Securities, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976 and (ii) that the designation in Section 1.13 of the Indenture of the U.S. federal courts sitting in The City of New York as the venue for actions or proceedings relating to the Indenture and the New Securities is (notwithstanding the waiver in or pursuant to Section 1.13 of the Indenture) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such federal court is an inconvenient forum for such action or proceeding.

The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

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We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the caption “Validity of Securities.” In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Act or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Wanda J. Olson
Wanda J. Olson, a Partner